                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                          TAL INTERNATIONAL GROUP, INC.

            TAL International Group, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

            FIRST: The name of the corporation is TAL International Group, Inc.
(the "Corporation"). The original Certificate of Incorporation (the "Certificate of Incorporation") of the Corporation was filed with the Secretary of State of the State of Delaware on October 26, 2004. An Amended and Restated Certificate
of Incorporation (the "First Amended and Restated Certificate of Incorporation")
was filed with the Secretary of State of the State of Delaware on November 3,
2004, which restated, integrated and amended the Certificate of Incorporation in its entirety. A Certificate of Amendment of the Amended and Restated Certificate
of Incorporation (the "Certificate of Amendment") was filed with the Secretary of State of the State of Delaware on November 4, 2004, which amended certain provisions of the First Amended and Restated Certificate of Incorporation. A
Certificate of Correction (the "Certificate of Correction") was filed with the
Secretary of State of the State of Delaware on August 12, 2005, which corrected a certain error in the First Amended and Restated Certificate of Incorporation
(the First Amended and Restated Certificate of Incorporation, as amended by the
Certificate of Amendment and as corrected by the Certificate of Correction, is herein referred to as the "First Amended and Restated Certificate of
Incorporation as Amended").

            SECOND: This Second Amended and Restated Certificate of
Incorporation has been duly adopted in accordance with the provisions of
Sections 242 and 245 of the General Corporation Law of the State of Delaware.

            THIRD:  This Second Amended and Restated Certificate of
Incorporation restates, integrates and amends the provisions of the First
Amended and Restated Certificate of Incorporation in its entirety to read as follows:

                                    ARTICLE I

            The name of the Corporation shall be TAL International Group, Inc.

                                   ARTICLE II

            The address of the Corporation's registered office in the State of
Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle
County, Delaware 19801. The name of its registered agent at such address is The
Corporation Trust Company.

                                  ARTICLE III

            The purpose of the Corporation is to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the
General Corporation Law of the State of Delaware (the "GCL").

                                   ARTICLE IV

            4.1 Classes of Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,500,000, consisting of (a) 500,000 shares of preferred stock, par value $0.001 per share
(the "Preferred Stock"), including 210,000 shares designated "Series A 12.0%
Cumulative Senior Preferred Stock" (the "Series A Preferred Stock"), and (b)
100,000,000 shares of common stock, par value $0.001 per share (the "Common
Stock").

            Upon the effectiveness of this Second Amended and Restated
Certificate of Incorporation (the "Effective Time"), all outstanding shares of
Common Stock immediately prior to the Effective Time shall be split on a
101.5052-for-1 basis, whereby each holder of Common Stock, without further action by the stockholder thereof, shall receive 101.5052 shares of Common Stock for each outstanding share of Common Stock immediately prior to the Effective
Time (the "Stock Split"). No fractional shares of Common Stock shall be issued as a result of the Stock Split. In lieu of any fractional shares of Common Stock to which a stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the Conversion Price.

            4.2 Additional Series of Preferred Stock.

            (a) Subject to approval by holders of shares of any class or series of Preferred Stock to the extent such approval is required by its terms, the
Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized, by resolution or resolutions, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock in addition to the Series A Preferred Stock. Before any shares of any such series are issued, the Board of Directors shall fix, and hereby is expressly empowered to fix, by resolutions, the following provisions of the shares thereof:

                  (i) the designation of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

                  (ii) whether the shares of such series shall have voting
      rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

                  (iii) the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of this class;

                  (iv) whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

                  (v) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

                                        2

                  (vi) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

                  (vii) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of this class or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

                  (viii) the limitations and restrictions, if any, to be
      effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption other acquisition by the Corporation of, the Common
      Stock or shares of stock of any other class or any other series of this class;

                  (ix) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of this class or of any other class; and

                  (x) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.

            (b) The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

            (c) Shares of Preferred Stock of any series that have been redeemed
(whether through the operation of a sinking fund or otherwise) or that, if convertible or exchangeable, have been converted into or exchanged for any other security shall have the status of authorized and unissued shares of Preferred
Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred
Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

            (d) Subject to the provisions of this Second Amended and Restated
Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

                                        3

            4.3 Powers, Preferences and Rights of the Series A Preferred Stock.
The powers, preferences and rights of the Series A Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

            (a) Ranking. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution or winding up, rank (i)
junior to any series or class of the Corporation's preferred stock senior in rank to the Series A Preferred Stock authorized from time to time, (ii) on a parity with any Parity Stock, and (iii) senior to Junior Stock.

            (b) Dividends and Distributions.

                  (i) Dividends. The holders of shares of Series A Preferred
      Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, cash dividends on each outstanding share of Series A Preferred Stock, at a rate of 12% per annum (the "Dividend Rate") on the Liquidation Preference per share of
      Series A Preferred Stock. The Dividend Rate shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first but excluding the last) occurring in the period for which such dividend is payable. Dividends shall be paid or accrue semi-annually in arrears on each Dividend Payment Date, commencing with the Dividend Payment Date on December 31, 2004, in the manner provided in paragraph (iii) below. Accrued and unpaid dividends shall compound on each
      Dividend Payment Date at the Dividend Rate.

                  (ii) Accrued Dividends; Record Date. Dividends payable
      pursuant to paragraph (i) above shall begin to accrue from the date on which shares of Series A Preferred Stock are issued, and shall begin to accrue on a daily basis, in each case whether or not earned or declared.
      The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of the dividends payable pursuant to paragraph (i) above, which record date shall not be more than 60 days prior to the Dividend Payment Date.

                  (iii) Payment. All dividends shall be payable in cash. Until the Mandatory Redemption Date (as defined herein), the Corporation shall have the option to defer payment of dividends on Series A Preferred Stock.
      Any dividend payments so deferred shall be payable on and not later than the redemption of the Series A Preferred Stock pursuant to Section 4.3(e)
      or 4.3(f).

                  (iv) Dividends Pro Rata. All dividends paid with respect to shares of Series A Preferred Stock pursuant to this Section 4.3(b) shall be paid pro rata to the holders entitled thereto. In the event that the funds legally available therefor shall be insufficient for the payment of the entire amount of cash dividends payable at any Dividend Payment Date, subject to Section 4.3(c), such funds shall be allocated for the payment of dividends with respect to the shares of Series A Preferred Stock pro rata based upon the sum of the Liquidation Preference of the outstanding shares plus accrued but unpaid dividends thereon.

                                        4

            (c) Certain Restrictions.

                  (i) Notwithstanding the provisions of Sections 4.3(b), (e) and
      (f), cash dividends on the Series A Preferred Stock may not be declared, paid or set apart for payment, nor may the Corporation redeem, purchase or otherwise acquire any shares of Series A Preferred Stock, if (A) the
      Corporation is not solvent or would be rendered insolvent thereby or (B)
      at such time the terms and provisions of any law or agreement of the
      Corporation or its Subsidiaries, including this Second Amended and
      Restated Certificate of Incorporation, any agreement relating to the indebtedness of the Corporation or its Subsidiaries, whether currently outstanding or as may be in effect at any time or from time to time, prohibiting such declaration, payment or setting apart for payment or such redemption, purchase or other acquisition, or providing that such declaration, payment or setting apart for payment or such redemption, purchase or other acquisition would constitute a violation or breach thereof or a default thereunder.

                  (ii) So long as shares of Series A Preferred Stock are
      outstanding or, subject to Section 4.3(i), dividends payable on shares of
      Series A Preferred Stock have not been paid in full in cash, then the
      Corporation shall not declare or pay dividends on, or redeem, purchase or otherwise acquire for consideration, any shares of Junior Stock, except with the prior written consent of holders of a majority of the outstanding shares of Series A Preferred Stock, except that the Corporation may acquire, in accordance with the terms of any agreement between the
      Corporation and its employees, shares of Common Stock held by such employees.

                  (iii) The Corporation shall not permit any Subsidiary of the
      Corporation, or cause any other Person, to make any distribution with respect to, or purchase or otherwise acquire for consideration, any shares of capital stock of the Corporation, unless the Corporation could, pursuant to paragraph (ii) above, make such distribution or purchase or otherwise acquire such shares at such time and in such manner.

            (d) Voting Rights.

                  (i) The holders of shares of Series A Preferred Stock shall not have any right to vote on any matters to be voted on by the stockholders of the Corporation, except as otherwise provided in paragraph
      (ii) below or as provided by law, and the shares of Series A Preferred
      Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters (other than the matters described in paragraph (ii) below or as otherwise required by law).

                  (ii) Unless the consent or approval of a greater number of shares shall then be required by law, agreement or otherwise, the affirmative vote of the holders of a majority of the outstanding shares of
      Series A Preferred Stock in person or by proxy, at each special and annual meeting of stockholders called for the purpose, or by written consent, shall be necessary to authorize or issue any Senior Stock or authorize, adopt or approve each amendment to this Second Amended and Restated
      Certificate of Incorporation that would increase or decrease the par value of the shares of Series A Preferred Stock, or alter or change the powers, preferences or rights of the shares of

                                        5

      Series A Preferred Stock, in each case, in a manner that is materially adverse to the holders of the Series A Preferred Stock.

            (e) Redemption at Option of the Corporation. The Corporation shall have the right to redeem shares of Series A Preferred Stock pursuant to the following provisions:

                  (i) Subject to the restrictions in Section 4.3(c), the
      Corporation shall have the right, at its sole option and election, to redeem the shares of the Series A Preferred Stock, in whole or in part, at any time at a redemption price per share equal to the Liquidation
      Preference plus accrued but unpaid dividends as of the redemption date;

                  (ii) Notice of any redemption of the Series A Preferred Stock, other than pursuant to Section 4.3(f), shall be mailed at least 30, but not more than 60, days prior to the date fixed for redemption to each holder of Series A Preferred Stock to be redeemed, at such holder's address as it appears on the books of the Corporation. A notice of redemption may be conditional. In order to facilitate the redemption of the Series A Preferred Stock, the Board of Directors may fix a record date for the determination of holders of Series A Preferred Stock to be redeemed, or may cause the transfer books of the Corporation to be closed for the transfer of the Series A Preferred Stock, not more than 60 days prior to the date fixed for such redemption;

                  (iii) Within two Business Days after the redemption date
      specified in the notice given pursuant to paragraph (ii) above and, subject to the surrender of the certificate(s) representing shares of
      Series A Preferred Stock, the Corporation shall pay to the holder of the shares being redeemed the Liquidation Preference plus accrued but unpaid dividends as of the redemption date therefor. Such payment shall be made by wire transfer of immediately available funds to an account designated by such holder or by overnight delivery (by a nationally recognized courier) of a bank check to such holder's address as it appears on the books of the Corporation; and

                  (iv) Effective upon the actual date of redemption,
      notwithstanding that any certificate for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue and all rights of the holders of the shares of the
      Series A Preferred Stock called for redemption shall cease and terminate.

                  (v) Shares of Series A Preferred Stock redeemed pursuant to this Section 4.3(e) shall be redeemed on a pro rata basis from the holders thereof.

            (f) Mandatory Redemption.

                  (i) The Corporation shall have no obligation to redeem any shares of Series A Preferred Stock prior to the date of a Change of
      Control (a "Mandatory Redemption Date"). Thereupon, in accordance with
      Section 4.3(f)(ii) and subject to restrictions set forth in Section
      4.3(c)(i) and as otherwise provided in Section 4.3(i), the Corporation shall be required to redeem all (but not less than all) of the shares of
      Series A Preferred Stock at a price per share equal to the Liquidation
      Preference plus accrued but unpaid dividends as of the redemption date therefor.

                                        6

                  (ii) If practicable, the Corporation will give the holder(s)
      of Series A Preferred Stock 30 days notice prior to a Change of Control.
      Within two Business Days after a Mandatory Redemption Date, and subject to the surrender of the certificate(s) representing shares of Series A
      Preferred Stock, the Corporation shall pay to the holder of the shares being redeemed the Liquidation Preference plus accrued but unpaid dividends as of the redemption date therefor. Such payment shall be made by wire transfer of immediately available funds to an account designated by such holder or by overnight delivery (by a nationally recognized courier) of a bank check to such holder's address as it appears on the books of the Corporation.

                  (iii) Such redemptions shall be deemed to have been made at the close of business on the date of the receipt of such notice and of such surrender of the certificates representing the shares of the Series A
      Preferred Stock to be redeemed and the rights of the holder thereof, except for the right to receive the Liquidation Preference plus accrued but unpaid dividends as of the redemption date therefor in accordance herewith, shall cease on such date of receipt and surrender.

                  (iv) Effective upon the actual date of redemption,
      notwithstanding that any certificate for such shares shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, the rights to receive dividends thereon shall cease to accrue and all rights of the holders of the shares of the
      Series A Preferred Stock called for redemption shall cease and terminate, including the right to conversion under Section 4.3(i).

            (g) Reacquired Shares. Any shares of the Series A Preferred Stock redeemed or purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof.
All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued pursuant to Section 4.2 as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions or restrictions on issuance set forth herein.

            (h) Liquidation, Dissolution or Winding Up.

                  (i) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, before any distribution or payment to holders of Junior Stock, the holders of shares of Series A Preferred Stock shall be entitled to be paid an amount equal to the Liquidation Preference plus accrued but unpaid dividends with respect to each share of Series A Preferred Stock.

                  (ii) If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit payment in full to such holders of the sums which such holders are entitled to receive in such case, then all of the assets available for distribution to holders of the Series A Preferred Stock shall be distributed among and paid to such holders ratably in proportion to the amounts that would be payable to such holders if such assets were sufficient to permit payment in full.

                                        7

                  (iii) Neither the consolidation or merger of the Corporation with or into any other Person nor the sale or other distribution to another Person of all or substantially all the assets, property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section
      4.3(h).

            (i) Effective upon the closing of a sale of shares of Common Stock in an underwritten public offering of the Common Stock pursuant to a registration statement filed under the U.S. Securities Act of 1933, as amended, by the Corporation (without giving effect to the closing of the sale of any such shares pursuant to any over-allotment option granted in connection with such offering), each outstanding share of Series A Preferred Stock of the Corporation will be automatically reclassified, changed and converted into shares of the
Common Stock at a conversion price (the "Conversion Price") equal to the price to the public of a share of Common Stock in such public offering as set forth in the underwriting agreement for such public offering. The number of shares of
Common Stock to be issued upon such conversion in exchange for each share of
Series A Preferred Stock shall be equal to the Liquidation Preference of such share divided by the Conversion Price; provided, however, that in lieu of issuing any fractional shares resulting from such conversions, a holder who would otherwise have been entitled to receive a fractional share shall be entitled to receive in lieu thereof an amount in cash equal to the product of such fractional share multiplied by the Conversion Price, which amount shall be payable together with the delivery to such holder of the new certificate or certificates to be issued to such holder pursuant to the following paragraph.
Any accrued and unpaid dividends through the date of conversion also will be paid to the holder in cash no later than the delivery of such certificate or certificates. All shares of Common Stock issuable upon conversion of Series A
Preferred Stock, when issued in accordance with the terms hereof, shall be duly authorized, validly issued, fully paid and nonassessable.

            Each holder of the outstanding shares of Series A Preferred Stock so converted pursuant to the immediately preceding paragraph shall be entitled to receive, in exchange for the certificate or certificates representing the outstanding shares so converted registered in such holder's name, a new certificate or certificates representing such shares as so converted registered in such holder's name; provided, however, that the failure of any such holder to so exchange such holder's certificate or certificates shall in no way affect the conversion of such holder's shares as aforesaid, and upon such conversion such holder shall be deemed to have become the record holder of the shares of Common
Stock issuable to such holder upon such conversion. Once converted, the shares of Series A Preferred Stock shall have the status of authorized but unissued shares of Preferred Stock and may be reissued pursuant to Section 4.2 as part of a new series of Preferred Stock.

            4.4 Common Stock.

            (a) General. Except as otherwise provided herein, all shares of
Common Stock issued and outstanding shall be identical, and shall entitle the holders thereof to the same rights, powers and privileges of stockholders under the GCL.

            (b) Dividends. Subject to the express terms of any outstanding series of Preferred Stock, dividends may be paid in cash or otherwise with respect to each class of

                                        8

Common Stock out of the assets of the Corporation legally available therefor, upon the terms, and subject to the limitations, as the Board of Directors may determine.

            (c) Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of GCL Section 242(b)(2).

            (d) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding
Preferred Stock.

            4.5 Definitions. For the purposes of this Second Amended and
Restated Certificate of Incorporation, the following terms shall have the meanings indicated:

            "Board of Directors" has the meaning specified in Section 4.2(a).

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

            "Change of Control" means any of the following: (i) the closing of any merger, combination, consolidation or similar business transaction involving the Corporation in which the holders of Common Stock immediately prior to such closing or their affiliates are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing, (ii) the closing of any sale or transfer by the Corporation of all or substantially all of its assets to an acquiring person in which the holders of Common Stock immediately prior to such closing or their affiliates are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closings, or
(iii) the closing of any sale by the holders of Common Stock of an amount of
Common Stock that equals or exceeds a majority of the shares of Common Stock immediately prior to such closing to a person in which the holders of the Common
Stock immediately prior to such closing or their affiliates are not the holders of a majority of the ordinary voting securities of such person immediately after such closing.

            "Common Stock" has the meaning specified in Section 4.1.

            "Dividend Payment Date" shall mean June 30 and December 31 of each year, except that if any Dividend Payment Date is not a Business Day, then the next succeeding Business Day shall be the Dividend Payment Date.

            "Junior Stock" shall mean, with respect to shares of Series A
Preferred Stock, any capital stock of the Corporation, including without limitation the Common Stock, ranking junior to the Series A Preferred Stock with respect to dividends, distribution in liquidation or any other preference, right or power.

                                        9

            "Liquidation Preference" shall mean with respect to each share of
Series A Preferred Stock, as of any date, and subject to adjustment for subdivisions or combinations affecting the number of shares of Series A
Preferred Stock, $1,000.

            "Mandatory Redemption Date" has the meaning specified in Section
4.3(f)(i).

            "Parity Stock" shall mean, with respect to shares of any series of
Preferred Stock, any capital stock of the Corporation ranking on a parity with such series of Preferred Stock, as the case may be, with respect to dividends, distribution in liquidation or any other preference, right or power.

            "Person" shall mean any individual, firm, corporation, partnership, trust, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or political subdivision thereof or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

            "Preferred Stock" has the meaning specified in Section 4.1.

            "Senior Stock" shall mean, with respect to shares of any series of
Preferred Stock, any capital stock of the Corporation ranking senior to such series of Preferred Stock, as the case may be, with respect to dividends, distribution in liquidation or any other preference, right or power.

            "Series A Preferred Stock" has the meaning specified in Section 4.1.

            "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

                                    ARTICLE V

            The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors consisting of not less than one director. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation (the "Bylaws"). Elections of
directors need not be by written ballot except to as and to the extent provided in the Bylaws. Each director shall serve for a term ending on the date of the annual meeting following the annual meeting at which such director was elected;
provided, however, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal. Any of the directors of the Corporation may be removed from office ay any time, but only by the affirmative vote of the holders of a majority of the outstanding securities of the Corporation, voting as a single class, then entitled to vote generally in the election of directors. Any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director

                                       10

shall have been chosen, subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders of the Corporation before either an annual or special meeting of stockholders shall be given in the manner provided by the
Bylaws.

                                   ARTICLE VI

            To the fullest extent permitted by the GCL or applicable law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. The Corporation shall, to the fullest extent permitted by the GCL or applicable law and except as set forth below, indemnify, hold harmless and, upon request, advance expenses to, each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the
Corporation, or is or was serving, or has agreed to serve, at the request of the
Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan (any such person being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all liability and loss suffered and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding anything to the contrary in this ARTICLE VI, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with any action, suit, proceeding, claim or counterclaim, or part thereof, initiated by the Indemnitee unless the initiation thereof was authorized in the specific case by the Board of
Directors.

            No amendment, termination or repeal of this ARTICLE VI or of the relevant provisions of the GCL or any other applicable laws shall (i) adversely affect any right or protection of a director of the Corporation existing under this ARTICLE VI with respect to any act or omission occurring prior to such repeal or modification or (ii) affect or diminish in any way the rights of any
Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

            The Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this
ARTICLE VI. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary of the Corporation, shall be conclusively presumed to have relied on the rights to indemnity, advance of

                                       11

expenses and other rights contained in this ARTICLE VI in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VI shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the
Corporation under this ARTICLE VI with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the date of such merger or consolidation. The
Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was, or has agreed to become, a director, officer, employee or agent of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation, partnership, joint venture, trust or other enterprise, including any employee benefit plan, against all expenses (including attorney's fees) judgments, fines or amounts paid in settlement incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such expenses under the GCL.

            If this ARTICLE VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses, including attorneys'
fees, judgments, fines and amounts paid in settlement in connection with any action, suit, proceeding or investigation, whether civil, criminal or administrative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this ARTICLE VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII

            No director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision does not eliminate the liability of the director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under GCL
Section 174 or (iv) for any transaction from which the director derived an improper personal benefit. For purposes of the prior sentence, the term
"damages" shall, to the extent permitted by law, include without limitation, any judgment, fine, amount paid in settlement, penalty, punitive damages, excise or other tax assessed with respect to an employee benefit plan, or expense of any nature (including, without limitation, counsel fees and disbursements). Each person who serves as a director of the Corporation while this Article VII is in effect shall be deemed to be doing so in reliance on the provisions of this
Article VII, and neither the amendment or repeal of this Article VII, nor the adoption of any provision of this Second Amended and Restated Certificate of
Incorporation inconsistent with this Article VII, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for, arising out of, based upon, or in connection with any acts or omissions of such director occurring prior to such amendment, repeal, or adoption of an inconsistent provision. The provisions of this Article VII are cumulative and shall be in addition to and independent of any and all other limitations on or eliminations of the liabilities of directors of the Corporation, as such, whether such limitations or

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eliminations arise under or are created by any law, rule, regulation, bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

                                  ARTICLE VIII

            In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

            A. The Board of Directors of the Corporation is expressly authorized to adopt, amend, or repeal the Bylaws of the corporation.

            B. The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the
Corporation.

                                   ARTICLE IX

            The Corporation shall have perpetual existence.

                                    ARTICLE X

            The Corporation elects not to be governed by GCL Section 203.

                                   ARTICLE XI

            The Corporation reserves the right to amend or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation, in
the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                            [Signature Page Follows]

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            IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Second Amended and Restated Certificate of Incorporation on behalf of the Corporation this October 5, 2005.

                                        TAL INTERNATIONAL GROUP, INC.

                                        By:  /s/ Brian Sondey
                                           -------------------------------------
                                        Name: Brian Sondey
                                        Title: Chief Executive Officer